Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):

BlackRock Senior High Income Fund, Inc., ARK
Managed Account Series: High Income Portfolio, BATS-HINC BlackRock Floating Rate Income Trust, BGT2
BlackRock Strategic Bond Trust, BHD
BlackRock Defined Opportunity Credit Trust, BHL
BlackRock High Yield Trust, BHY
BlackRock Limited Duration Income Trust, BLW
BlackRock Credit Allocation Income Trust III, BPP
BlackRock Floating Rate Income Portfolio, BR-FRI
BlackRock High Income Fund, BR-HIINC
BlackRock High Yield Bond Portfolio, BR-HIYLD
BlackRock Strategic Income Opportunities Portfolio, BR-SIP BlackRock Credit Allocation Income Trust IV - Preferred Sleeve, BTZ-PREF
BlackRock High Income Portfolio (Ins-Series), BVA-HI BlackRock High Income V.I. Fund (Ins-Var Ser), BVA-HY BlackRock Corporate High Yield Fund, Inc., COY
BlackRock Corporate High Yield Fund III, Inc., CYE
BlackRock Debt Strategies Fund, Inc., DSU
BlackRock Diversified Income Strategies Fund, Inc., DVF BlackRock Floating Rate Income Strategies Fund, Inc., FRA BlackRock Floating Rate Income Strategies Fund II, Inc., FRB BlackRock High Income Shares, HIS
BlackRock Corporate High Yield Fund VI, Inc., HYT
BlackRock Corporate High Yield Fund V, Inc., HYV iShares iBoxx $ High Yield Corporate Bond Fund, ISHHYLD
MIST BlackRock High Yield Portfolio, MIST-HY
AST BlackRock Global Strategies Portfolio - US High
Yield, PRU-AA-HY
BlackRock Credit Allocation Income Trust I, Inc., PSW BlackRock Credit Allocation Income Trust II, Inc., PSY

The Offering

Key Characteristics (Complete ALL Fields)

Date of Offering Commencement:
May 18, 2011

Security Type:
Corporate Bond

Issuer
Alpha Natural Resources, Inc. (2021 Maturity)

Selling Underwriter
Morgan Stanley & Co. Incorporated

Affiliated Underwriter(s)
 PNC

List of Underwriter(s)
Morgan Stanley & Co. Incorporated,
Citigroup Global Markets Inc., Merrill
Lynch, Pierce, Fenner & Smith
Incorporated, Mitsubishi UFJ Securities
(USA), Inc., RBS Securities Inc., PNC
Capital Markets LLC

Transaction Details

Date of Purchase
May 18, 2011

Purchase Price/Share (per share / % of par)
100

Total Commission, Spread or Profit
2.125

1.  Aggregate Principal Amount Purchased (a+b)
100,000,000

a.  US Registered Funds  (Appendix attached with
individual Fund/Client purchase)
53,990,000

b.  Other BlackRock Clients
46,010,000

2.  Aggregate Principal Amount of Offering
700,000,000

Fund Ratio

[Divide Sum of #1 by #2]
Must be less than 0.25  (unless securities are Government Securities)
..1429




Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):

[X]  U.S. Registered Public Offering  [Issuer must
 have 3 years of continuous operations]
[ ]  Eligible Rule 144A Offering  [Issuer must
 have 3 years of continuous operations]
[ ]  Eligible Municipal Securities  [Issuer must
 have 3 years of continuous operations]
[ ]  Eligible Foreign Offering  [Issuer must
 have 3 years of continuous operations]
[ ]  Government Securities Offering

Timing and Price (check ONE or BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[X]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)

[X]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:

Steven DeLaura                   Date:    05-25-11
Global Syndicate Team Member


Approved by:

Beth Moore                       Date:     5/25/11
Senior Global Syndicate Team Member




Definitions

Term          AND       Definition

Fund Ratio

Number appearing at the bottom of page 1 of 2 of the Rule 10f-3
Report form. It is the sum of the Funds' participation in the offering divided by the total amount of the offering.

Eligible Foreign Offering
The securities are sold in a public offering conducted under the laws of a country other than the United States and
(a) the offering is subject to regulation in such country by a "foreign financial regulatory authority," as defined in
Section 2(a)(50) of the Investment Company Act of 1940;
(b)  the securities were offered
at a fixed price to all purchasers in the offering
(except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer);
(c) financial statements, prepared and audited as required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering;
and
(d) if the issuer is a "domestic issuer," i.e., other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of that act, and (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities (or for such shorter period that the issuer was required to file such material)

Eligible Municipal Securities

The securities are direct obligations of, or obligations guaranteed as to principal or interest by, a State or any political subdivision thereof, or any agency or instrumentality of a State or any political subdivision thereof, or any municipal corporate instrumentality of one or more States, or any security which is an industrial development bond (as defined in section 103(c)(2) of Title 26) the interest on which is excludable from gross income under certain provisions of the Internal Revenue Code.
(a)  with respect to ratings, the securities
(1) have received an investment grade rating from at least one nationally recognized statistical rating organization ("NRSRO"); or
(2) have received one of the three highest ratings from an NRSRO, if the issuer of the municipal securities, or the entity supplying the revenue or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors.
(b) The purchases of municipal securities, if any, were not designated as group sales or otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

Eligible Rule 144A Offering

The securities are sold in an offering where
(a)  the securities are offered or
sold in transactions exempt from registration under Section
4(2) of the Securities Act of 1933, Rule 144A thereunder, or Rules 501-508 thereunder;
(b) the securities were sold to persons that the seller and any person acting on behalf of the seller reasonably believe to include qualified institutional buyers, as defined in Rule 144A ("QIBs"); and
(c) the seller and any person acting on behalf of the seller reasonably believe that the securities are eligible for resale to other QIBs pursuant to Rule 144A

Government Securities Offering

The security is issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing

U.S. Registered Public Offering.

The securities offered are registered under the Securities
Act of 1933 that are being offered to the public.